                                 EXHIBIT 10.89

                        LEASE FOR STATE STREET BUILDING

                             1200 CROWN COLONY DRIVE

                                    L E A S E

                                    ARTICLE 1
                                    ---------

                                 Reference Data
                                 --------------

1.1      Subject Referred To
         -------------------
         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Section 1.1.

                  Date of this Lease:       November 30, 2000

                  Building:                 The seven (7) story building
                                            containing 234,668 rentable square
                                            feet of floor area (the "Rentable
                                            Floor Area of the Building").

                  Premises:                 The building and the parcel of land
                                            on which the Building is situated,
                                            located at 1200 Crown Colony Drive,
                                            Quincy, Massachusetts in the park
                                            commonly known as Crown Colony Place
                                            (the "Park"), such parcel of land
                                            being described in Exhibit A hereto
                                            (called the "Land") and the Premises
                                            being shown on Exhibit A-1 attached
                                            hereto.

                  Landlord:                 Crownview LLC

                  Original Notice
                  Address of Landlord:      c/o Nordblom Management Company,
                                            Inc. 15 Third Avenue Burlington,
                                            Massachusetts 01803

                  Tenant:                   SSB Realty LLC, a Delaware limited
                                            liability company

                  Original Notice
                  Address of Tenant:        1200 Crown Colony Drive
                                            Quincy, Massachusetts

                  Expiration Date:          March 31, 2011

                  Commencement Date:        The Date of this Lease

                  Rent Commencement
                  Date:                     February 1, 2001


                  Annual Fixed Rent Rate: $3,421,852.50 from the Rent Commencement Date through March 31, 2001; $6,922,706.00 from
                                            April 1, 2001 through the end of the
                                            3rd lease year (as hereinafter
                                            defined); $7,274,708.00 during the
                                            4th through 6th lease years; and
                                            $7,861,378.00 during the 7th lease
                                            year through the Expiration Date.

                  Monthly Fixed Rent Rate: $285,154.37 from the Rent Commencement Date through March 31, 2001; $576,892.16 from
                                            April 1, 2001 through the end of the
                                            3rd lease year (as hereinafter
                                            defined); $606,225.66 during the 4th
                                            through 6th lease years; and
                                            $655,114.83 during the 7th lease
                                            year through the Expiration Date.

                  Base Operating Costs:     $1,173,340.00

                  Base Taxes:               $880,005.00

                  Tenant's Percentage:      The total Rentable Floor Area of the
                                            Building, which is 100%

                  Permitted Uses:           General business offices and such
                                            other uses as are customarily
                                            incidental thereto.

                  Guarantor:                State Street Corporation

                  Public Liability Insurance Limits:

                      Commercial General Liability: $3,000,000 per occurrence
                                                    $5,000,000 general aggregate


1.2      Exhibits.
         --------

         The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

                  EXHIBIT A                 Legal Description
                  EXHIBIT A-1               Plan showing the Premises
                  EXHIBIT B                 HVAC Specifications


1.3      Table of Articles and Sections.
         ------------------------------

         ARTICLE 1 -- Reference Data
         ---------------------------

         1.1      Subjects Referred To.......................................................................     1

                                       1

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
         1.2      Exhibits...................................................................................     1
         1.3      Table of Articles and Sections.............................................................     1

         ARTICLE 2 -- Premises and Term
         ------------------------------

         2.1      Premises...................................................................................     3
         2.2      Term.......................................................................................     3
         2.3      Extension Option...........................................................................     3
                  2.3.1 Arbitration..........................................................................     3

         ARTICLE 3 - Condition; Tenant's Work
         ------------------------------------

         3.1      Condition of Premises; Tenant's Work.......................................................     4
         3.2      Allowance..................................................................................     4

         ARTICLE 4 -- Rent
         -----------------

         4.1      The Fixed Rent.............................................................................     4
         4.2      Additional Rent............................................................................     4
                  4.2.1    Real Estate Taxes.................................................................     4
                  4.2.2    Personal Property Taxes...........................................................     5
                  4.2.3    Operating Costs...................................................................     5
                  4.2.4    Insurance.........................................................................     6
                  4.2.5    Utilities.........................................................................     7
         4.3      Late Payment of Rent.......................................................................     7

         ARTICLE 5 -- Landlord's Covenants
         ---------------------------------

         5.1      Affirmative Covenants......................................................................     7
                  5.1.1    Heat and Air Conditioning.........................................................     7
                           5.1.1.1  Supplemental Cooling Units...............................................     7
                  5.1.2    Electricity.......................................................................     7
                           5.1.2.1  Back-up Generators.......................................................     7
                  5.1.3    Cleaning; Water...................................................................     7
                  5.1.4    Elevator; Fire Alarm..............................................................     7
                  5.1.5    Repairs...........................................................................     7
                  5.1.6    Landlord's Insurance..............................................................     8
                  5.1.7    Landscaping, Snow Removal; Grounds Maintenance....................................     8
                  5.1.8    Building Maintenance Person.......................................................     8
         5.2      Interruption...............................................................................     8
         5.3      Access.....................................................................................     8
         5.4      Union Labor................................................................................     8
         5.5      Tenant's Rights with respect to Management and Services....................................     8

         ARTICLE 6 -- Tenant's Additional Covenants
         ------------------------------------------

         6.1      Affirmative Covenants......................................................................     8
                  6.1.1    Perform Obligations...............................................................     8
                  6.1.2    Use...............................................................................     8
                  6.1.3    Repair and Maintenance............................................................     8
                  6.1.4    Compliance with Law...............................................................     9
                  6.1.5    Indemnification...................................................................     9
                  6.1.6    Landlord's Right to Enter.........................................................     9
                  6.1.7    Personal Property at Tenant's Risk................................................     9
                  6.1.8    Payment of Cost of Enforcement....................................................     9
                  6.1.9    Yield Up..........................................................................     9
                  6.1.10   Estoppel Certificate..............................................................    10
                  6.1.11   Rules and Regulations.............................................................    10

         6.2      Negative Covenants.........................................................................    10
                  6.2.1    Assignment and Subletting.........................................................    10
                  6.2.2    Nuisance..........................................................................    11
                  6.2.3    Hazardous Wastes and Materials....................................................    11
                  6.2.4    Floor Load; Heavy Equipment.......................................................    11
                  6.2.5    Installation, Alterations or Additions............................................    11
                           6.2.5.1 Rooftop Telecommunications Equipment......................................    11
                           6.2.5.2 Additional Generator......................................................    12
                  6.2.6    Abandonment.......................................................................    12
                  6.2.7    Signs.............................................................................    12
                  6.2.8    Parking and Storage...............................................................    12

         ARTICLE 7 -- Casualty or Taking
         -------------------------------

         7.1      Termination................................................................................    12
         7.2      Restoration................................................................................    13
         7.3      Award......................................................................................    13

         ARTICLE 8 -- Defaults
         ---------------------

         8.1      Events of Default..........................................................................    13
         8.2      Remedies...................................................................................    13
         8.3      Remedies Cumulative........................................................................    14
         8.4      Landlord's Right to Cure Defaults..........................................................    14
         8.5      Effect of Waivers of Default...............................................................    14
         8.6      No Waiver, etc.............................................................................    14
         8.7      No Accord and Satisfaction.................................................................    14

         ARTICLE 9 -- Rights of Holders
         ------------------------------

         9.1      Rights of Holders..........................................................................    14
         9.2      Lease Superior or Subordinate to Mortgages.................................................    14

                                       2
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         ARTICLE 10 -- Miscellaneous Provisions
         --------------------------------------

         10.1     Notices From One Party to the Other........................................................    15
         10.2     Quiet Enjoyment............................................................................    15
         10.3     Lease Not to be Recorded...................................................................    15
         10.4     Limitation of Landlord's Liability.........................................................    15
         10.5     Acts of God................................................................................    15
         10.6     Landlord's Default.........................................................................    15
         10.7     Brokerage..................................................................................    15
         10.8     Applicable Law and Construction............................................................    15
         10.9     Landlord's Representations.................................................................    15
         10.10    Entire Agreement...........................................................................    16
         10.11    Guaranty...................................................................................    16
         10.12    Tenant's Self-Help.........................................................................    16
         10.13    Cafeteria Equipment........................................................................    16

                                    ARTICLE 2
                                    ---------

                                Premises and Term
                                -----------------

2.1      Premises. Landlord hereby leases to Tenant and Tenant hereby leases
         --------
         from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, including the exclusive right to use the roof of the Building for the installation, operation, repair and replacement of telecommunications equipment, in accordance with subsection 6.2.5. Tenant shall have, as appurtenant to the Premises, the right to use all of the parking spaces in the existing parking area serving the Building.

2.2      Term. TO HAVE AND TO HOLD for a term (the "original term") beginning on
         ----
         the Commencement Date and ending on the Expiration Date, unless sooner terminated as hereinafter provided.

         The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Rent Commencement Date, and each succeeding lease year shall commence upon the anniversary of the Rent Commencement Date.

2.3      Extension Option. Provided that as of the date of the notice specified
         ----------------
         below, Tenant is not in default and has not previously been in monetary default of its obligations under this Lease beyond any applicable grace period during the twelve-month period prior to such notice, Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years, to begin immediately upon the expiration of the original term of this Lease (the "extended term"). All of the terms, covenants and provisions of this Lease shall apply to such extended term except that (i) the Annual Fixed Rent Rate for such extension period shall be the market rate at the commencement of such extended term and (ii) the Base Operating Costs and the Base Taxes shall be adjusted to reflect the actual Operating Costs and Taxes for the preceding calendar year. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so not later than fourteen (14) months prior to the expiration of the original term of this Lease. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term and the extended term are hereinafter collectively called the "term".

         Within fifteen (15) days following receipt of Tenant's extension notice (but no earlier than fourteen (14) months prior to the expiration of the original term), Landlord shall give notice to Tenant setting forth Landlord's determination of the market rate. Within fifteen (15) days following receipt of Landlord's notice Tenant shall either propose its determination of the market rate by giving notice thereof to Landlord or shall accept Landlord's determination. Failure on the part of Tenant to give such notice of its determination shall bind Tenant to Landlord's determination. If Tenant proposes its determination of the market rate, then Landlord and Tenant shall meet for the purpose of reaching agreement. If the parties have been unable to reach agreement within fifteen (15) days following Tenant's notice to Landlord of its determination, then, within fifteen (15) days thereafter, Tenant shall either revoke its exercise of the aforesaid option by giving notice thereof to Landlord (in which case such exercise shall be rendered ineffective and the right of extension shall expire and be of no further force and effect), or shall call for arbitration. If Tenant calls for arbitration, then the dispute as to the market rate shall be submitted to arbitration as set forth below.

         Market rate shall be determined as of the beginning of the extended term at the then current arms-length negotiated rentals being charged to new (or renewal tenants for renewals and extensions which do not have pre-negotiated contract rents) for comparable office space in comparable buildings located in the Quincy/Braintree area, taking into account and giving effect to, in determining compatibility, without limitation, such considerations as size, location, lease term and amenities. The arbitrator shall also consider and incorporate into the computation, on a net effective rent basis, the then existing inducements and allowances customarily being offered to tenants seeking similar office space for comparable terms in comparable buildings in the Quincy/Braintree market area.

         In any event, the Annual Fixed Rent Rate for the extended term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such extended term.

         2.3.1 Arbitration. A. If Tenant shall make a call for arbitration, it
               -----------
               shall notify Landlord in writing, specifying the name and address of the arbitrator selected to act on its behalf. The arbitrator shall be a real estate appraiser or broker with at least ten (10) years' experience in the field and familiar with the Quincy/Braintree area office market. Any arbitrator who is an appraiser shall be a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute (or if such organization or successor shall not longer be in existence, a recognized national association or institute of land appraisers) familiar with the fair market rent of first-class commercial office space in the Quincy/Braintree area. Failure on the part of Tenant to make a timely and proper demand for such appraisal shall constitute a waiver of the right thereto. Within ten (10) business days after Tenant's notice of demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant within such 10-day period, then the arbitrator appointed by Tenant shall be the sole arbitrator to determine the issue.

               B. In the event that two arbitrators are chosen pursuant to paragraph A above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators shall be unable to agree upon a determination of market rate, they shall appoint a third arbitrator, who shall be a competent and impartial person with the same minimum qualifications and experience as is required of the first two arbitrators. In the event they are unable to agree upon such appointment within five (5) business days after expiration of said 10-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by an officer of the American Arbitration Association in Boston, Massachusetts. The three arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below. The arbitrators shall not have the right to modify any provision of this Lease other than the Annual Fixed Rent Rate.

               C. Where the issue cannot be resolved by agreement of the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of the appraisal process, the issue shall be resolved by the three arbitrators in accordance with the following procedure. Within twenty (20) days after the third arbitrator has been selected, each arbitrator shall state in writing his determination of the market rate, supported by the reasons therefor, with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed determinations. The market rate shall be the mean of the three appraisals; provided, however, if an appraisal deviates from the mean by more than 10%, such deviant appraisal shall be discarded and market rate shall be, if there is one deviant appraisal, the mean of the two appraisals remaining, or, if there are two deviant appraisals, the one appraisal remaining.

               D. All such determinations of market rate shall be final and binding upon the parties. The provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under the applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law. If a determination of market rate is to be made pursuant to this
               Section 2.3.1, Landlord and Tenant shall each pay for the fees and disbursements of any arbitrator appointed by it and shall share equally in the fees and expenses of any third arbitrators.


                                    ARTICLE 3
                                    ---------

                            Condition; Tenant's Work
                            ------------------------

3.1      Condition of Premises; Tenant's Work. The Premises are leased to Tenant
         ------------------------------------
         in "as-is" condition, without any obligation by Landlord to construct or prepare the Premises for Tenant's use or occupancy, and without any representations or warranties by Landlord as to the condition or suitability of the Premises for Tenant's use, except as otherwise specifically set forth in Section 10.9 below. Tenant shall perform all work (the "Tenant's Work") which is necessary or desirable to prepare the Premises for Tenant's use and occupancy. During the performance of the Tenant's Work, Tenant shall not be obligated to pay Fixed Rent to Landlord unless the Rent Commencement Date has occurred. However, Tenant shall reimburse Landlord for its actual costs in connection with the Tenant's Work, including the cost of electrical usage during construction in excess of the normal kilowatt/hour usage at the Building during the most recent billing period in which the Building was vacant, additional janitorial services and trash removal. All Tenant's Work shall be performed by and at the expense of Tenant in accordance with all applicable laws and in accordance with and subject to the applicable provisions of this Lease, including, without limitation, Section 6.2.5. The architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to perform the Tenant's Work shall be Tenant's sole responsibility and at its expense, and shall be submitted to Landlord for its approval. Landlord shall approve or disapprove in writing the initial submission of any plans within fifteen (15) business days of receipt thereof, and any revisions thereof within ten (10) business days of receipt of revisions, as the case may be, failing which, such plans shall be deemed approved. If any of such plans are disapproved by Landlord, Landlord shall provide Tenant with specific reasons for such disapproval and the foregoing submission process shall be repeated until all plans have been approved by Landlord. Landlord's approval in each instance shall not be unreasonably withheld, conditioned or delayed for any plans (i) which do not involve or affect any structural or exterior element of the Building or any portion thereof, or (ii) which do not materially and adversely affect the value of the Building or any portion thereof, or (iii) which do not materially adversely affect the proper functioning of the Building systems or other facilities, or (iv) which will not change the character of the exterior or interior architectural design of the Building. Tenant's Work may include removal of some or all of the Existing Cafeteria Equipment (defined in Section 10.13) if Tenant so elects, provided, however, that simultaneously with its submission to Landlord of the plans for the Tenant's Work, Tenant shall identify in writing those components of the Existing Cafeteria Equipment that Tenant intends to so remove and shall request in writing that Landlord advise Tenant whether such equipment, if removed, must be replaced at the end of term. If Landlord does not notify Tenant that the equipment identified by Tenant will have to be replaced at the end of the term, then Landlord shall have no right thereafter to request replacement of such equipment at the expiration or earlier termination of this Lease.

3.2      Allowance. Landlord shall pay to Tenant an allowance of up to
         ---------
         $2,112,012.00 (the "Allowance") towards the cost of the Tenant's Work (including the design fees of Tenant's architects and engineers). Payments shall be made to Tenant no more frequently than monthly and when and as Landlord receives waivers of lien from all contractors and subcontractors to the extent required by Landlord's lender, invoices from contractors, subcontractors and suppliers, and other reasonable documentation evidencing the costs, including fees of architects and engineers, incurred by Tenant for the Tenant's Work, to the reasonable satisfaction of Landlord. Landlord shall, within twenty (20) days of a requisition therefor, pay to Tenant the amount of each such requisition. Such payments, in the aggregate, shall not exceed the Allowance. Landlord shall make final payment to Tenant within thirty
         (30) days following the submission by Tenant of a written statement from Tenant's architect or engineer that the Tenant's Work has been completed in accordance with the approved plans, a final lien waiver executed by Tenant's general contractor and a final certificate of occupancy for the Premises. If Landlord fails to pay Tenant any portion of the Allowance properly payable by Landlord to Tenant under this
         Section 3.2 and such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord and any holder of a mortgage of which Tenant has been given notice, then Tenant shall have the right to set-off the amount thereof, together with interest at the Interest Rate (defined in Section 8.4 hereof), against the rent next payable by Tenant hereunder until the aggregate amount so set-off by Tenant shall equal the amount due from Landlord.


                                    ARTICLE 4
                                    ---------

                                      Rent
                                      ----

4.1      The Fixed Rent. Commencing on the Rent Commencement Date, Tenant
         --------------
         covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, on the first day of each calendar month included in the term.

4.2      Additional Rent. Tenant covenants and agrees to pay, as Additional
         ---------------
         Rent, insurance costs, utility charges, personal property taxes and its pro rata share of increases in real estate taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

         4.2.1    Real Estate Taxes. If Taxes (as hereinafter defined) for any
                  -----------------
                  Tax Year during the term shall exceed Base Taxes, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of such excess (such amount hereinafter referred to as "Tax Excess"). Tenant shall remit payments to Landlord on account of Tax Excess on a quarterly basis as hereinafter set forth. Landlord shall deliver copies of all tax bills to Tenant promptly upon Landlord's receipt of the same from the City of Quincy, together with a written notification setting forth Landlord's manner of computation of Tax Excess. Tenant shall remit to Landlord, at least ten (10) days prior to the date within a Tax Year that any Taxes become due and payable (but in any event no earlier than twenty (20) days following Landlord's written notice to Tenant specifying Tax Excess as aforesaid), a sum equal to the Tax Excess, as reasonably calculated by Landlord from time to time on the basis of the most recent tax data available. If the total of such remittances for any Tax Year is greater than the actual Tax Excess for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the actual Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days following a written notice thereof.

                  If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or if first approved by Tenant, credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Percentage of the refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Tax Excess paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained. Provided Landlord is not prosecuting an abatement with respect thereto, Tenant may prosecute appropriate proceedings for abatement or reduction of any tax with respect to which Tenant is required to make payments as hereinbefore provided, and Tenant agrees to save Landlord harmless from all costs and expenses incurred on account of Tenant's participation in such proceedings. Landlord shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary. Any abatement or reduction effected by such proceedings shall accrue to the benefit of Tenant and Landlord and such other parties as their interests may appear according to their respective contributions to the taxes involved in any such proceedings. Whichever party brings the abatement proceedings shall institute and prosecute them diligently. Neither Tenant nor Landlord shall settle, compromise or discontinue the abatement proceedings without the consent of the other unless such party gives the other notice thereof and a reasonable opportunity to assume prosecution.

                  In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

                  The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Premises, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Premises, such tax or excise on rents shall be included in Taxes but only to the extent applicable to owners of real estate generally and provided any such tax or excise on rents shall be calculated as if the Premises were the only property owned by Landlord; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

         4.2.2    Personal Property Taxes. Tenant shall pay all taxes charged,
                  -----------------------
                  assessed or imposed upon the personal property of Tenant in or upon the Premises.

         4.2.3    Operating Costs. If, during the term hereof, Operating Costs
                  ---------------
                  as hereinafter defined) incurred by Landlord in any calendar year shall exceed Base Operating Costs, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of any such excess (such amount being hereinafter referred to as the "Operating Costs Excess"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs Excess, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs Excess, as reasonably estimated by Landlord from time to time based on the actual Operating Costs for the preceding calendar year; provided, however, if Landlord desires to charge Tenant amounts in excess of the actual costs for the prior calendar year, Landlord shall furnish Tenant with reasonable back-up documentation to support such increase. If, at the expiration of the year in respect of which monthly installments of Operating Costs Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs Excess for such year, Landlord shall, at Tenant's election if the refund exceeds 10% of the actual Operating Costs Excess, promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs Excess for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs Excess (called the "Landlord's Statement"), prepared, allocated and computed in accordance with generally accepted accounting principles. Landlord shall use reasonable efforts to furnish the Landlord's Statement within ninety (90) days after the end of the calendar year in question, provided, however the failure to furnish the same within such 90-day period shall not constitute a waiver of Landlord's right to furnish the same thereafter. Each Landlord's Statement for a calendar year shall be accompanied by a computation of the Operating Costs Excess for the Premises in reasonable detail showing a breakdown among line items. The computation of any Common Expenses (defined below) shall be broken down in reasonable detail if a breakdown of the same has been afforded Landlord by the board of managers of the Park. Upon Tenant's request therefor, Landlord will provide Tenant with such back-up documentation relating to Operating Costs as Tenant shall reasonably request. Landlord's books and records and back-up documentation relating to Operating Costs shall be kept by Landlord for at least three (3) years following the end of the calendar year in question. Tenant shall have the right, upon reasonable notice and during business hours, to examine, at Landlord's office, within six (6) months following Tenant's receipt of the Landlord's Statement, Landlord's books and records respecting such Landlord's Statement. If it is determined that an error has been made, appropriate adjustment will be made by Landlord and paid to Tenant with interest at the Interest Rate, and if the amount of any such adjustment is equal to or greater than five (5%) percent of the amount indicated in Landlord's Statement, then Landlord shall reimburse Tenant for the reasonable cost of Tenant's audit. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated. Landlord's books and records regarding Operating Expenses shall be kept in accordance with generally accepted accounting principles as applicable to the real estate industry and consistently maintained from year to year.

                  The term "Operating Costs" shall mean all costs and expenses reasonably and actually incurred for the operation, cleaning, maintenance, repair and upkeep of the Premises consistent with first-class office buildings in the suburban Boston area, including, without limitation, all costs of snow removal, landscaping and grounds maintenance, maintenance (including repaving and restriping) and repair of parking lots, including maintenance and repair of any parking garage constructed on the Land by or on behalf of Tenant pursuant to subsection 6.2.8, sidewalks, walkways, access roads and driveways at the Premises, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement or for which Tenant is paying an annual charge-off pursuant to the last paragraph of this section) necessary to keep the Premises in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Premises (which shall not exceed in coverage and amount for Special Form Property Insurance carried for comparable properties within the suburban Boston area); all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, water (including sewer charges), electricity and other utilities to the Premises (other than electricity for Tenant's lights, outlets and fan-powered boxes for which Tenant is separately check metered); payments under all service contracts relating to the foregoing; all costs of the Premises' allocable share of Common Expenses for the Park; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Premises equitably allocated to the Premises if such employees perform services at other buildings and properties owned by Landlord; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings) and auditing and other professional fees and expenses incurred in connection with the operation and management of the Property; costs and expenses resulting from a migration of hazardous materials from properties in the vicinity of the Premises (including attorney's fees and costs of testing and remediation, but less any amounts recovered by Landlord from the responsible party); and a management fee equal to 2.50% of the Fixed Rent.

                  The term "Common Expenses" as used herein shall mean all costs and expenses incurred by the Park board of managers and charged to Landlord from time to time pursuant to the Park Covenants (hereinafter defined) to manage, operate, inspect, maintain, repair and replace the roads, utility lines, drainage systems and easement areas of the Park which serve the Premises in common with other premises in the Park, and all other costs referred to as Common Expenses in that Declaration of Covenants, Restrictions, Development Standards and Easements dated October 10, 1986 by Crown Colony Realty Corp., as Trustee of Presidents' Plaza Realty Trust recorded with Norfolk Registry of Deeds in Book 7281, Page 352 and filed in Norfolk County Registry District of the Land Court as Document No. 503941, as the same may be amended of record (as amended, "Park Covenants"), a copy of which has been delivered to Tenant herewith. The Premises' allocable share of Common Expenses attributable thereto shall be determined and calculated in accordance with the Park Covenants. Landlord shall consult with Tenant prior to any vote of building owners regarding an upcoming special assessment for the Park.

                  There shall not be included in such Operating Costs brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Premises; expenditures made by Tenant with respect to (i) cleaning, maintenance and upkeep of the Premises, and (ii) the provision of electricity to the Premises; salaries of executives above the grade of building or asset manager; expenditures for capital improvements or capital equipment, except as specifically authorized in the next paragraph below; cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, to the extent of proceeds of insurance or a taking award received by Landlord; depreciation and amortization of the Building; payment of principal, interest or other charges on indebtedness of Landlord; brokerage fees or commissions and other costs incurred to lease space in the Building (including advertising, public relations expenses, marketing, legal and accounting expenses); rental payments incurred to lease any equipment or other item which is considered to be capital in nature; costs to cure violations of building codes and environmental laws, unless such costs arise out of Tenant's use of the Premises, and costs to remove or remediate hazardous or toxic substances which constitute a breach of Landlord's warranty or which are released during the Term solely by Landlord or any of Landlord's agents, employees or contractors; any ground lease or air rights rental and related costs; penalties and interest incurred as a result of Landlord's negligence or inability or unwillingness to make tax payments when due; Operating Costs which are reimbursed to Landlord by third parties, such as through insurance or any other sources; costs for decoration and works of art; contributions to employee pension plans; contributions to charitable or civic organizations in excess of the amounts thereof charged to tenants by owners of comparable buildings in the Quincy/Braintree area; costs attributable to ownership of the Building, including Landlord's general office overhead and legal, accounting and other consulting fees properly includable as general and administrative expenses; costs incurred to bring the Building in conformity with laws and requirements in effect prior to the Commencement Date; any cost representing an amount paid to any person, firm, corporation or other entity related to or affiliated with Landlord, which amount is in excess of the amount which would have been paid in the absence of such relationship for comparable work or services; the Allowance. The foregoing exclusions shall not apply to the extent the costs and expenses at issue arise out of the Tenant's use of the Premises or work performed in the Premises by or on behalf of Tenant.

                  If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures which (a) are intended to reduce Operating Costs or (b) are required to comply with laws enacted after the date of this Lease or (c) are required to replace worn-out items as may be necessary to maintain the Building in good working order, repair, appearance and in first-class condition, and not to enhance the Building over and above its current appearance and condition (but the annual charge-off in this category (c) in any calendar year shall not exceed $1.75 times the Rentable Floor Area of the Building, with the $1.75 figure increased at the beginning of each calendar year by the percentage increase in the Consumer Price Index-All Urban Consumers, All Items, 1984, Boston, MA during the previous calendar year) (the items in clauses (a), (b) and (c) are collectively called "capital expenditures"), the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of the reasonably contemplated useful life thereof; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, provided that the annual charge-off included in Operating Costs for items intended to reduce Operating Costs for any calendar year shall not exceed the amount of savings in Operating Costs actually realized thereby in such calendar year.) If in any calendar year, Common Expenses for the Park include a special assessment that exceeds $1.50 times the Rentable Floor Area of the Building, Landlord shall amortize the cost thereof on an annual charge-off basis, determined in the same manner for determining the annual charge-off for capital expenditures as specified in the immediately preceding parenthetical sentence, and Operating Costs for each calendar year in which and after such assessment is made shall only include such annual charge-off.

         4.2.4    Insurance. Tenant shall, at its expense, as Additional Rent,
                  ---------
                  take out and maintain throughout the term the following insurance protecting Landlord:

                  4.2.4.1 Commercial general liability insurance naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

                  4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures, equipment, all improvements located within the Building including those installed as part of Tenant's Work, and any parking garage constructed on the Land by Tenant. Tenant may elect to self-insure some or all of its furniture, equipment and personal property under a program of self-insurance reasonably satisfactory to Landlord.

                  4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty
                           (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, or by means of an umbrella policy, or by a combination of both. In the event provision for any such insurance is to be by a blanket or umbrella insurance policy, or both, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

                  4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions or for which such party self-insures, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Neither Landlord nor Tenant shall acquire as insured under any insurance carried by the other party on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and each agrees upon request from the other party promptly to endorse and deliver to the other any checks or other instruments in payment of loss in which Landlord or Tenant is named as payee.

         4.2.5    Utilities.  Tenant shall pay to Landlord all charges for
                  ---------
                  electricity supplied by Landlord and separately chece metered (which shall include electricity for lights, outlets and fan-powered boxes), charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1, 5.1.2 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. All other charges for electrical usage at the Premises (other than electricity for lights, outlets and fan-powered boxes as aforesaid), shall be paid for by Tenant as part of Operating Costs.

4.3      Late Payment of Rent. If any installment of rent is paid more than
         --------------------
         fifteen (15) days after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to one and one-half (1.5%) percent of the overdue payment.


                                    ARTICLE 5
                                    ---------

                              Landlord's Covenants
                              --------------------

5.1      Affirmative Covenants.  Landlord covenants with Tenant:
         ---------------------

         5.1.1    Heat and Air-Conditioning. To furnish to the Premises heat
                  -------------------------
                  and air-conditioning (reserving the right, at any time, to change energy or heat sources) by means of a fan-powered box system sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), on Mondays through Fridays during the hours of 7:30 a.m. to 6:30 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. (called "Normal Business Hours"), except on such holidays on which the New York Stock Exchange is closed. The design criteria for the heating, ventilating and air conditioning systems serving the Premises are set forth in the HVAC Specifications attached hereto as Exhibit B. If Tenant shall require heat or air-conditioning outside Normal Business Hours, Landlord shall, upon the request of Tenant received at least 24 hours prior to the time such additional air conditioning or heat is required, furnish such service or cause such service to be furnished and Tenant shall pay, as Additional Rent, such charges as may from time to time be established by Landlord and be in effect to cover Landlord's costs of providing such service.

                  5.1.1.1  Supplemental Cooling Units. As of the date of this
                           --------------------------
                           Lease, the Building contains two supplemental cooling units connected to the Supplemental Generator (defined below): (i) an eight-ton unit in the 6th floor computer room serviced by 450 amp electrical service at 120/208 volts, and (ii) a fifteen-ton unit in the 2nd floor computer room serviced by 100 amp electrical service at 277/480 volts. The supplemental cooling units are collectively referred to herein as the "Supplemental Cooling Units."

         5.1.2    Electricity. To furnish to the Premises, separately metered
                  -----------
                  by check meter and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. The Building electrical capacity is 14 watts per square foot of rentable floor area, up to 7 watts of which shall be available for Tenant's electrical panels (which includes power for lights, outlets and fan-powered boxes). If Tenant shall require electricity in excess of such quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs. Landlord will permit the electrical risers, feeders and wiring in the Building to be used by Tenant as necessary to permit Tenant to receive electrical energy from the electrical service provider of Tenant's choice, subject to any requirements and use charges or fees of the existing electrical service provider for the Building.

                  5.1.2.1 Back-up Generators. As of the date of this Lease, the
                          ------------------
                          Building contains two generators served by a 4,000 gallon diesel tank: (i) a 400 kilowatt generator providing back-up power to the fire pump, smoke control, fire alarm system and elevators (the "Essential Services Generator"), and (ii) a 500 kilowatt generator providing back-up power to the computer rooms on the second and sixth floors (the "Supplemental Generator"). Landlord will permit the Supplemental Generator to be used by Tenant as necessary, and Tenant shall have the right to upgrade the Supplemental Generator, at its sole cost and expense, subject to and in accordance with the provisions of Section 6.2.5 below relating to the approval of plans and the performance of the work in connection therewith, or replace the Supplemental Generator with the Additional Generator pursuant to
                          Section 6.2.5.2 below.

         5.1.3    Cleaning; Water. To provide cleaning to the Building in
                  ---------------
                  accordance with cleaning and janitorial standards generally prevailing throughout the term hereof in comparable office buildings within the municipality in which the Building is located; and to furnish water for ordinary cleaning, lavatory and toilet facilities.

         5.1.4    Elevator; Fire Alarm. To furnish passenger and freight
                  --------------------
                  elevator service during Normal Business Hours, and after Normal Business Hours to keep at least one passenger elevator on call except in the event of an emergency or any other cause beyond Landlord's control; and to maintain fire alarm and life safety systems within the Building.

         5.1.5    Repairs.  Except as otherwise expressly provided herein, to
                  -------
                  make such repairs and replacements to the Premises (including replacing burned out light bulbs) and to the roof, exterior walls, floor slabs and other structural components of the Building, and to the plumbing, electrical, heating, ventilating and air-conditioning systems of the Building and to the Essential Services Generator as may be necessary to properly maintain them in good repair and condition and to maintain the first-class status of the Building, and to keep them in compliance with all applicable laws (exclusive of the

                  Supplemental Generator, the Supplemental Cooling Units and equipment and other generators installed by Tenant and except for those repairs required to be made by Tenant pursuant to Sections 6.1.3, 6.2.5.1 and 6.2.5.2 hereof). Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for the cost of any repairs required to correct violations of laws in effect prior to the Commencement Date, unless compliance is required on account of Tenant's particular use of the Premises or any work performed in the Premises by or on behalf of Tenant. Landlord's repair obligations with respect to the heating, ventilating and air-conditioning systems of the Building (exclusive of any heating, ventilating and air-conditioning systems or equipment installed by Tenant) shall include, without limitation, regular cleaning and maintenance of the ducts and outside components thereof. At Tenant's request, Landlord shall perform reasonable periodic upgrades to all heating, ventilating and air-conditioning systems and equipment as recommended by ASHRAE from time to time, and Tenant shall pay the costs of such upgrades to Landlord as additional rent.

         5.1.6    Landlord's Insurance. To take out and maintain throughout the
                  --------------------
                  term all-risk casualty insurance in an amount equal to 100% of the replacement cost of the Building and the improvements therein, including "Special Form Property Insurance" for utilities services - time element, rent insurance, ordinances and laws coverage and boiler/pressure vessel coverage.

         5.1.7    Landscaping, Snow Removal; Grounds Maintenance. To provide
                  ----------------------------------------------
                  landscaping and grounds maintenance as necessary to keep the Premises in first-class condition consistent with other properties in the area; and to treat ice and cause snow to be removed from the parking area serving the Building and the sidewalks, driveways and loading area on the Premises; and to repave and restripe the parking area and maintain and replace the outdoor lighting therein as and when reasonably necessary.

         5.1.8    Building  Maintenance  Person. A full-time maintenance person
                  -----------------------------
                  shall be available during Normal Business Hours to serve the Premises as needed.

5.2      Interruption. A. Landlord shall be under no responsibility or liability
         ------------
         for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However, in each instance of interruption or failure, Landlord shall use diligence to eliminate the cause thereof. Landlord agrees to provide Tenant with reasonable advance notice of any scheduled cessation or interruption of services.

         B. If Tenant's ability to conduct business at the Premises is materially adversely affected for a period of three (3) consecutive days by reason of the failure of Landlord to furnish any of the above described services, then Tenant shall have the right to an equitable abatement of Fixed Rent and Additional Rent equal to the proceeds of insurance recovered and paid to Landlord for rental loss from the date such services (or any of them) ceased until such time as they are restored to their level prior to interruption. Landlord shall file a claim against the rental loss provision of its insurance policy promptly after notification from Tenant that it is entitled to the abatement provided hereby. In any event, Landlord shall not be entitled to retain an amount of (i) rent from Tenant plus (ii) insurance proceeds for rental loss which is in excess of the amount of Fixed Rent and Additional Rent that would have been payable during the period of interruption absent an abatement.

5.3      Access. Tenant shall have access to the Building twenty-four (24) hours
         ------
         per day, seven (7) days per week, fifty-two (52) weeks per year, subject to Landlord's security measures that may be in place from time to time. Tenant shall be responsible for installing, maintaining, repairing and operating, all at its sole expense, a security system (the "Tenant's Security System") to provide access to the Building after Normal Business Hours.

5.4      Union Labor. All work to be performed and services to be provided under
         -----------
         this Article 5 shall be performed or provided by union labor during any period in which Tenant is performing any construction or alterations, including the Tenant's Work; but at all other times, non-union labor may be used if Landlord and Tenant reasonably agree that it is appropriate for a particular trade, function or service.

5.5      Tenant's Rights With Respect To Management and Services. With respect
         -------------------------------------------------------
         to the obligations under this Article 5, except for subsection 5.2, if Tenant, in its reasonable judgment, determines that Landlord, its agents or its building manager are not performing any such obligations adequately, then Tenant shall have the right to notify Landlord in writing of its dissatisfaction, together with the basis therefor, and Landlord shall promptly take appropriate steps to correct and eliminate such problems within thirty (30) days after receipt of Tenant's notice, provided, however, Landlord's failure or inability to correct or eliminate any problems within such 30-day period shall not be deemed a default by Landlord if Landlord is using reasonable efforts to address Tenant's concerns. Tenant shall have the right to propose vendors to perform and supply any services and materials which are to be provided under this Article 5, and Landlord shall give reasonable consideration to such proposals by Tenant, provided, however, either party shall have the right to object to a particular vendor. In any event, Landlord and Tenant shall work together to select the most appropriate vendor for a particular service or material. Tenant shall only be afforded the aforesaid rights to object to management and the provision of services and to propose vendors and materials on the condition that (i) Tenant is not then in default of its obligations under this Lease beyond any applicable cure period, and (ii) the original named Tenant hereunder, or a Permitted Transferee, shall then be occupying no less than fifty (50%) percent of the Premises.



                                    ARTICLE 6
                                    ---------

                          Tenant's Additional Covenants
                          -----------------------------

6.1      Affirmative  Covenants. Tenant covenants at all times during the term
         ----------------------
         and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

         6.1.1    Perform Obligations. To perform promptly all of the
                  -------------------
                  obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

         6.1.2    Use. To use the Premises only for the Permitted Uses, and from
                  ---
                  time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. With respect to any licenses or permits for which Tenant may apply relating to Tenant's use of the Premises or any work performed by or on behalf of Tenant therein (including the Tenant's Work), pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications on or before their submission to the governmental authority.

         6.1.3    Repair and Maintenance. To maintain the Premises in neat
                  ----------------------
                  order and condition, and to perform all routine and ordinary repairs to any plumbing, heating, electrical, ventilating and air-conditioning systems of the Building installed by Tenant, including repairs to the Supplemental Cooling Unit, the Supplemental Generator and any other generator installed pursuant to Section 6.2.5.2 and other equipment installed by Tenant (including equipment installed by Tenant pursuant to Sections 6.2.5.1 and 6.2.5.2) such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by casualty only excepted; to keep all glass in windows and doors of the Building (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. Tenant shall also, at its expense, perform all repairs and maintenance to the cafeteria equipment now or hereafter installed in the Premises, whether such equipment is deemed "Existing Cafeteria Equipment" or "Tenant's Cafeteria Equipment" by the terms of Section 10.13 of this Lease. (Landlord, upon default of Tenant beyond the expiration of the applicable notice and cure periods hereunder [except in emergencies where immediate action may be taken], may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

         6.1.4    Compliance with Law. To make all repairs, alterations,
                  -------------------
                  additions or replacements to the Building required by any law or ordinance or any order or regulation of any public authority on account of the Tenant's particular use of the Building or any work performed therein or on the Premises by or on behalf of Tenant; to keep the Building equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof. Notwithstanding the foregoing, in no event shall Tenant be required to make any capital improvements required by laws applicable to office buildings generally as opposed to those required on account of work done by or on behalf of Tenant or Tenant's particular use of the Building.

         6.1.5    Indemnification. A. To save harmless, exonerate and
                  ---------------
                  indemnify Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of the use of the roof of the Building by Tenant, its agents, contractors, assignees and subtenants, for the installation, maintenance, repair and operation of telecommunications equipment, or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord provided that Landlord shall be deemed to have approved counsel provided by Tenant's liability insurer.

                  B. Landlord shall save harmless, exonerate and indemnify Tenant, its agents and employees (such agents and employees being referred to collectively as the "Tenant Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises arising out of the negligence, fault or misconduct of Landlord or Landlord's failure to perform and observe the obligations expressly assumed under the provisions of this Lease, except if the same was caused by the negligence, fault or misconduct of Tenant or the Tenant Related Parties. In respect of all of the foregoing, Landlord shall indemnify Tenant and the Tenant Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Tenant or the Tenant Related Parties by reason of any such claim, Landlord, upon notice from Tenant and at Landlord's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant provided that Tenant shall be deemed to have approved counsel provided by Landlord's liability insurer.

         6.1.6    Landlord's Right to Enter. To permit Landlord and its agents
                  -------------------------
                  to enter into and examine the Premises at reasonable times and with reasonable prior notice (except in emergencies, in which case notice shall be as is reasonable under the circumstances) and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any of its agents, employees, contractors or invitees shall be permitted to enter any part of the Premises, except in a manner consistent with the safe and proper conduct of Tenant's business, insofar as reasonably practicable during Normal Business Hours; and, in particular, they or any of them shall not be permitted to enter into any part of the Premises where monies, securities, confidential data or valuables are kept any time unless accompanied by a representative of Tenant. Tenant agrees to furnish such representative promptly upon request.

         6.1.7    Personal Property at Tenant's Risk. All of the furnishings,
                  ----------------------------------
                  fixtures, equipment, effects and personal property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

         6.1.8    Payment of Cost of Enforcement. To pay on demand Landlord's
                  ------------------------------
                  expenses, including reasonable attorneys' fees, incurred in successfully enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4. Likewise, Landlord shall pay on demand Tenant's expenses, including reasonable attorney's fees, incurred in successfully enforcing any obligation of Landlord under this Lease.

         6.1.9    Yield Up. At the expiration of the term or earlier
                  --------
                  termination of this Lease: to surrender all keys to the Premises; to remove the Tenant's Cafeteria Equipment (except as hereinafter set forth) and all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to replace the components of the Existing Cafeteria Equipment previously removed as part of Tenant's Work with the same or comparable equipment only if Landlord had requested replacement at the time it approved the plans for Tenant's Work pursuant to
                  Section 3.1 hereof; to remove such installations made by it that are not suited for general office use as Landlord may request, if Landlord had so designated such installations for removal at the time Landlord approved the plans therefor; to remove all rooftop telecommunications equipment, Tenant's Cabling [defined below] and any other computer and telecommunications wiring and cabling, and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including the Tenant's Security System and all installations and improvements made by Tenant except for trade fixtures and such of said installations, improvements or equipment as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. All of Tenant's Cafeteria Equipment which has been permanently affixed to the Premises and Tenant's

                  Security System shall remain upon the Premises at the end of the term without compensation to Tenant. Tenant, at the time of making any installations or improvements, including the Tenant's Work, may request in writing Landlord's written permission to leave such installation or improvement in the Premises at the expiration or earlier termination of this Lease. Landlord shall, after receipt of Tenant's written request and the plans for such installations (if any), notify Tenant as to whether such installation may or may not remain in the Premises at the expiration or earlier termination of this Lease. If Landlord so notifies Tenant that such installation or improvement may remain in the Premises at the expiration or earlier termination of this Lease, Landlord shall thereafter have no right to request or require that such installation be removed at the expiration or earlier termination of the Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided; however, Tenant shall only be responsible for those indirect or consequential damages which Landlord can prove were primarily caused by Tenant's failure and delay in surrendering the Premises. By way of examples only, such indirect or consequential damages could be (i) the loss of a prospective tenant engaged in serious negotiations with Landlord of which Tenant has been given prior notice and which would have been consummated but for such failure or delay by Tenant, or (ii) amounts payable by Landlord to, or the loss of, a tenant because of Landlord's inability to timely perform its obligations under a new lease because of such failure and delay by Tenant. Except as provided in this Section 6.1.9, Tenant shall not be liable for any indirect or consequential damages whatsoever.

                  If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

         6.1.10   Estoppel Certificate. Upon not less than ten (10) business
                  --------------------
                  days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, in such form as Landlord may provide from time to time, certifying all or any of the following: that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Fixed Rent and Additional Rent and other charges have been paid, whether or not Landlord is in default in performance of any of the terms of this Lease, and such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.1o may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises. Upon not less than ten (10) business days' prior written request by Tenant, Landlord shall execute a similar certificate that may be relied upon by any transferee of all or a portion of Tenant's leasehold including any entity acquiring Tenant, and for Tenant's financings.

         6.1.11   Rules and Regulations. To comply with the Park Covenants and
                  ---------------------
                  any rules and regulations relating to the use of the Premises, and any other reasonable rules and regulations that may be adopted by Landlord from time to time.

6.2      Negative Covenants. Tenant covenants at all times during the term and
         ------------------
         such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

         6.2.1    Assignment and Subletting. Except where Landlord's consent is
                  -------------------------
                  not required, not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant (subject to the next paragraph below) without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Landlord's consent shall not be unreasonably withheld, delayed or conditioned to an assignment or to a subletting, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment.

                  It is understood and agreed that Tenant's affiliate, State Street Bank and Trust Company, and any other related corporation or entity, shall have the right to use and occupy the Premises for the Permitted Uses and the use and occupancy by such corporation or entity, or any combination of them, for such purposes shall be deemed to be the same as the permitted use by the Tenant originally named under this Lease. No further act, documentation or consent shall be required with respect to such usage by any or all of such entities, and such usage shall not impair the continuing primary liability of Tenant hereunder.

                  If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration specifically allocated to the transfer of the leasehold interest under this Lease (as opposed to consideration which is properly allocable to a larger, bona fide transaction that includes the transfer of other leases and interests of Tenant in addition to this Lease), either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, or if Tenant shall sublease or license space on the roof at a rental rate in excess of the rental rate payable hereunder fairly allocable to such space, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, including brokerage fees and commissions, the amortized costs of fitting out the space for the prospective sublessee (amortized over the term of the sublease in question), financial concessions or inducements, and the like, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

                  Any other provision of this Section 6.2.1 notwithstanding, Tenant shall have the right, without Landlord's prior consent and without any right of Landlord to terminate or suspend this Lease and without any obligation to pay any excess rent or other consideration to Landlord to assign the Lease or sublease all or a portion of the Premises to any of the following entities ("Permitted Transferees"): (a) an entity succeeding to the business and assets of Tenant, whether by way of merger or consolidation or by way of acquisition of all or substantially all of the assets of Tenant; provided that the acquiring entity is, as a matter of law, or otherwise agrees by written instrument to become directly obligated under this Lease; and provided further that the resulting entity has a net worth equal to or greater than the net worth of Tenant immediately prior to such transfer and proof reasonably satisfactory to Landlord of such net worth is delivered to Landlord within thirty (30) days after the transfer; (b) an entity which is either the parent of the Tenant, controlled by Tenant ("control" for the purposes hereof meaning ownership of fifty (50%) percent or more of all financial interest and fifty (50%) percent or more of the voting interest) or controlled by the same persons who own Tenant; provided Tenant remains primarily liable hereunder; (c) a partnership or joint venture in which Tenant is a bona fide partner or joint venturer; or (d) an entity which is defined as an "affiliate" under the Bank Holding Company Act.

         6.2.2    Nuisance. Not to injure, deface or otherwise harm the
                  --------
                  Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise and prepared foods to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment or normal and customary office usage); nor permit any cooking to such extent as requires special exhaust venting, except that Tenant may use microwave ovens; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales. Notwithstanding the foregoing, Landlord agrees that Tenant may utilize the cafeteria in the Building to serve food and non-alcoholic beverages to Tenant's office employees; provided, however, that Tenant shall obtain all necessary permits and licenses and install a special ventilation and exhaust system (if necessary) and will remove all trash and refuse from the Building to a dumpster on the Premises designated for Tenant's use and contract for periodic pest control services, all which shall be installed, operated, maintained, repaired, replaced and performed, as the case may be, by and at the expense of Tenant.

         6.2.3    Hazardous Wastes and Materials. Except as normal and customary
                  ------------------------------
                  in office usage, not to dispose of any hazardous wastes, hazardous materials or oil in, on, or at the Premises, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities. If there are any hazardous materials, hazardous wastes or oil at, on or under the Premises which migrated from land in the immediate vicinity of the Premises on or after the Commencement Date, Landlord shall immediately after notice, properly and in compliance with applicable laws, clean-up, remediate or remove such hazardous materials, hazardous wastes or oil and diligently pursue recovery for the costs associated therewith from the responsible party, including attorney's fees, at Tenant's expense as part of Operating Costs (less any amounts actually recovered by Landlord from the responsible party).

         6.2.4    Floor Load; Heavy Equipment. Not to place a load upon any
                  ---------------------------
                  floor of the Building exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

         6.2.5    Installation, Alterations or Additions. Not to make any
                  --------------------------------------
                  installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance (which consent and approval shall not be required for non-structural, interior alterations costing less than $150,000.00 in each instance which do not materially and adversely affect the Building structure or systems or the interior architectural design, and which will not reduce the value of the Building or affect the structural integrity thereof; and which consent and approval shall not be required in any event for nonstructural, cosmetic or decorative changes or installations, such as painting, carpeting, and the like); Tenant shall pay promptly when due the entire cost of any work to the Building or Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials. In any event, Tenant shall within thirty (30) days bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work, provided, however, that if Tenant has notice of any mechanics' liens and has received a request from Landlord relating to a possible default of Landlord under its financing documentation on account of such lien, then Tenant shall bond against or discharge the same promptly. Tenant shall procure all necessary licenses and permits from the applicable governmental authorities at Tenant's sole expense before undertaking such work. Tenant agrees to employ for all such work responsible contractors approved by Landlord in advance and to cause such contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and so-called "builder's risk" insurance covering Landlord and Tenant, as their interests appear, to the full insurable value of the work in question, and to submit certificates evidencing such coverage before commencement of the work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

                  6.2.5.1 Rooftop Telecommunications Equipment. A. Without
                          ------------------------------------
                          waiver of any of the provisions of the above paragraph of this Section 6.2.5 as they relate to the approval of plans and the performance of the work in connection with such installation, Tenant shall have the right to install, maintain, operate, repair and replace telecommunications equipment on the roof of the Building, subject to Landlord's approval regarding size, location and the manner of installation in each instance, including conformance with Landlord's reasonable design criteria (including visual shielding such that it cannot be seen from street level) and provided that such installation (i) does not void any roof bonds or affect the integrity of the roof, and
                          (ii) complies with the requirements, if any, of the Park Covenants. The installation, operation, maintenance and removal of such equipment shall be at Tenant's sole cost and expense and shall be performed in accordance with all applicable laws and requirements of applicable governmental authorities. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability, claims, damage or loss arising from the installation, maintenance, repair replacement and operation of all telecommunications equipment on the roof, unless caused by Landlord, its agents, employees or contractors.

                          B. Tenant shall also have the right to install, maintain, repair and replace, in areas of the Building designated by Landlord, its cables, conduits and related lines ("Tenant's Cabling") necessary to connect the telecommunications equipment on the roof to the interior of the Building and for the transmission of data using the existing chases, ducts, shafts and other facilities of the Building, provided that no modification or upgrade of any of the Building systems is required as a result of Tenant's Cabling and provided further that Tenant complies with the requirements of the first paragraph of this Section
                          6.2.5. Any such installation, maintenance and repairing of Tenant's Cabling shall be at Tenant's sole cost and expense. Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, remove any or all of Tenant's Cabling rooftop equipment and related materials as Landlord may request pursuant to Section 6.1.9.

                          C. Tenant, its contractors, agents or employees shall have access to the roof at all times in order to install, repair, replace, maintain, use and operate its telecommunications equipment, upon the following terms and conditions: (i) all access by Tenant to the roof shall be subject to Landlord's reasonable safeguards for the security and protection of the Building; (ii) any damage to the Building or to the personal property of Landlord arising as a result of such access shall be repaired and restored, at Tenant's sole cost, to the condition existing prior to such access; and (iii) Tenant shall indemnify, defend and hold Landlord harmless from and against any liability, damage or loss arising from such access, unless caused by Landlord, its agents, employees or contractors.

                          D. Tenant may assign its rights under this subsection
                          6.2.5.1 to a Permitted Transferee.

                  6.2.5.2 Additional Generator. A. Without waiver of the
                          --------------------
                          provisions of the first paragraph of this section 6.2.5, Tenant shall have the right to install, maintain, repair, replace and operate a back-up generator, and a fuel tank if necessary, having capacities no greater than what are then permitted by the applicable local building code (the generator and the fuel tank are collectively referred to as the "Additional Generator") in an area in the Building mutually agreed upon by Landlord and Tenant (the "Generator Area"), provided Tenant shall promptly repair any damage caused to the Building or to the Premises caused by reason of such installation. Tenant shall not install the Generator in the Generator Area without Landlord's prior approval of the manner of and plans and specifications for such installation and screening if reasonably required by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), notwithstanding that the first paragraph of section 6.2.5 above may excuse the requirement if certain conditions are satisfied. If such installation shall result in an increase in premiums for Landlord's insurance coverage for the Building, then Tenant shall be liable for the increase as additional rent hereunder.

                          B. Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall, in accordance with subsection 6.1.9 hereof, remove the Additional Generator, at Tenant's expense, and promptly repair and restore any damage to the Premises or the Building due to such removal. If the Additional Generator is not so removed by Tenant upon the expiration of the term of this Lease, then they it shall become the property of Landlord and, if Landlord so elects, Landlord shall remove the same and charge Tenant for the cost of removal, including costs, if any, associated with restoration of the Building due to such removal.

                          C. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, costs, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, arising from the installation, maintenance, operation and repair of the Additional Generator, unless caused by the fault or negligence of Landlord, its agents, employees and contractors. Tenant shall obtain insurance coverage for the benefit of Landlord and its managing agent in such amount and of such type as Landlord may reasonably require.

                          D. The installation, maintenance and operation of the Additional Generator shall be at Tenant's sole cost and expense, and shall be performed in accordance with all applicable laws and requirements of applicable governmental authorities.

                          E. It is expressly understood that the right to install (as opposed to the right to operate) the Additional Generator is personal to the initial Tenant named herein. Notwithstanding the foregoing, any assignment or subletting to a Permitted Transferee may, at Tenant's option, include the right (if unexercised) to install the Additional Generator. Except as specifically permitted by the preceding sentence, Tenant shall not assign its right under this subsection 6.2.5.2 to install the Additional Generator; provided, however, that Landlord shall give reasonable consideration to a request to assign the aforesaid right in connection with an assignment or subletting to any party which is not a Permitted Transferee.

         6.2.6    Abandonment. Not to abandon the Premises during the term, it
                  -----------
                  being understood and agreed that vacancy of the Premises shall not be construed as abandonment so long as all of Tenant's other obligations under this Lease continue to be timely performed and reasonable measures are taken by Tenant to manage the vacant space.

         6.2.7    Signs. Not without Landlord's prior written approval to paint
                  -----
                  or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Tenant shall be permitted to install its identification signage on the existing monument sign at the entrance to the Premises and in the Building lobby at Tenant's sole expense, in conformance with the Park Covenants and subject to Landlord's approval (which shall not be unreasonably withheld, conditioned or delayed)and any approvals that may be required by the City of Quincy. Tenant shall maintain all such signage in good condition during the term, at its sole expense.

         6.2.8    Parking; Storage. A. Not to permit any storage of materials
                  ----------------
                  outside of the Building; nor to permit the use of the Premises for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking to or from the site would be customary, other than as are reasonably required during the performance of the Tenant's Work and in the ordinary course of Tenant's business for deliveries and the like; and to use reasonable diligence to prevent Tenant's employees and customers and others visiting the Premises from using any street abutting the Premises for parking.

                  B. Without waiver of the provisions of subsection 6.2.5 relating to the approval of plans and the performance of work, Tenant shall be permitted, at its sole expense, to expand the existing parking area to all other areas on the Land on which parking is permitted under applicable laws.

                  C. Without waiver of the provisions of subsection 6.2.5 relating to the approval of plans and the performance of work, Tenant shall have the right to construct a parking garage on the Land if and to the extent permitted by the City of Quincy, and once constructed, such garage shall be deemed part of the Premises for all purposes under this Lease. All aspects of the design of the parking garage shall be subject to Landlord's written approval and the construction shall be performed solely by Tenant at Tenant's expense and shall otherwise comply with the requirements of Subsection 6.2.5 above.

                  D. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to restripe the existing parking area serving the Building, at its sole expense, provided Tenant does so in compliance with all applicable laws, codes, regulations, and ordinances, including those specifying allocation of handicapped parking spaces.

                  E. Landlord will cooperate with Tenant so far as reasonably necessary in connection with obtaining approvals and the like from the City of Quincy with respect to garage construction, or restriping and expanding the parking area.


                                    ARTICLE 7
                                    ---------

                               Casualty or Taking
                               ------------------
7.1      Termination. In the event that the Premises or the Building, or any
         -----------
         material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or substantially damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord or Tenant. The term "substantially damaged" as used herein shall mean (i) damage of such an extent that in the opinion of an independent architect or engineer selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld or delayed) and having at least ten (10) years experience in constructing buildings comparable to the Building, the time required to repair and restore the Building will require in excess of nine (9) months from the date the work would be commenced, or (ii) damage so extensive that fifty (50%) percent or more of the Rentable Floor Area of the Building is destroyed. Such election by either Landlord or Tenant, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice to the other party within sixty (60) days after the date of the taking or casualty. In the event that the Building is destroyed or damaged by fire or casualty during the last two (2) years of the original term, or the extended term as the case may be, Landlord shall advise Tenant of the extent of the damage, and if it exceeds thirty-five (35%) percent of the Rentable Floor Area of the Building, this Lease may be terminated at the election of Landlord or Tenant, which election shall be made within thirty (30) days after Landlord so advises Tenant of the extent of the damage. If any taking reduces the number of parking spaces available for Tenant's use by more than twenty-five (25%) percent, Landlord shall provide Tenant with reasonable temporary parking as soon as practicable and if Landlord does not provide Tenant with permanent, reasonable substitute parking within ninety (90) days of such taking, then this Lease may be terminated at the election of Tenant at the expiration of such 90-day period.

7.2      Restoration. A. If this Lease is not terminated under Section 7.1
         -----------
         above, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be restored by Landlord to its prior condition (provided, however, Landlord's restoration obligations shall be collectively referred to herein as "Landlord Restoration Work" and shall be limited to the base building structural and core elements, any common area and other base building improvements, and any parking garage constructed on the Land by Tenant, but shall exclude the Tenant's Work and other improvements made in or on the Premises by or on behalf of Tenant), which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and any contribution required to be made by Landlord and Tenant hereunder, and subject to zoning and building laws or ordinances then in existence. All other repair and restoration work, including the Tenant's Work and all other leasehold improvements (collectively, the "Tenant's Restoration Work"), shall be performed by and at the expense of Tenant, promptly and with due diligence. The Fixed Rent and Additional Rent shall be equitably abated during the period in which Tenant is performing the Tenant's Restoration Work, but in no event longer than ninety (90) days after the date when Landlord's Restoration Work has been substantially completed. Tenant shall use reasonable efforts not to interfere with Landlord's Restoration Work during the performance of Tenant's Restoration Work. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services (provided, however, Landlord shall be required to fund the amount of any deductible under its insurance policy and any deficiency in proceeds because of Landlord's failure to carry the insurance required by this Lease). Tenant shall make available to Landlord for restoration of any parking garage on the Land that portion of the proceeds of Tenant's insurance recovered and attributable to the parking garage and required to be insured by Tenant hereunder, provided, however, Tenant shall be required to fund the amount of any deductible under its insurance policy and any deficiency in proceeds because of its failure to carry the insurance required by this Lease.

         B. If this Lease has not been terminated pursuant to Section 7.1, and Landlord shall not have restored the base building as specified above within nine (9) months from the date the work commenced (subject to extension pursuant to Section 10.5), and such failure is not a result of delays caused by Tenant, Tenant shall have the right to either terminate this Lease or complete the Landlord's Restoration Work by giving notice thereof to Landlord, effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination or election to restore will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration. If Tenant elects to complete the Landlord's Restoration Work, Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this Section 7.2, and Landlord shall deliver to Tenant that portion of the net proceeds of insurance recovered or damages awarded and released to Landlord by its mortgagee and attributable to the unfinished portion of the Landlord's Restoration Work and required to be insured by Landlord hereunder. If the net proceeds of insurance are insufficient for Tenant to complete the Landlord's Restoration Work because (i) Landlord has failed to carry the insurance required to be carried hereunder, (ii) Landlord has misappropriated any proceeds previously released to it, or (iii) Landlord's lender has not released sufficient insurance proceeds, then Tenant shall have the right to setoff each month, from payments of Fixed Rent first coming due hereunder after the expiration of any abatement period specified above, amounts equal to the insurance proceeds which would have been available for the Landlord's Restoration Work if not for such failure or misappropriation by Landlord until the total amount of all such proceeds is recovered.

7.3      Award. Irrespective of the form in which recovery may be had by law,
         -----
         all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.


                                    ARTICLE 8
                                    ---------
                                    Defaults
                                    --------

8.1      Events of Default. (a) If Tenant shall default in the performance of
         -----------------
         any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any Guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within thirty (30) days thereafter, or (e) if a petition is filed by Tenant or any Guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any Guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2      Remedies. In the event that this Lease is terminated under any of the
         --------
         provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. However, Landlord shall use its reasonable efforts to re-let the Premises after Tenant vacates the Premises in the event this Lease is terminated because of a default by Tenant. In lieu of full recovery by Landlord of the sums payable under the foregoing provisions of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid at the time of termination), Landlord may by written notice to Tenant no later than one (1) year after the date this Lease is terminated on account of a default by Tenant, elect to recover, and Tenant shall thereupon pay forthwith to Landlord, as compensation, an amount equal to the discounted value (calculated using a discount factor equal to the then current U.S. Treasuries having a maturity equal to the then balance of the term), the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. For the purposes of this paragraph, marketing of the Premises in a manner similar to the way Landlord markets its other premises in the suburban market shall be deemed to satisfy Landlord's obligation to use such "reasonable efforts." In no event shall Landlord be required
         (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises free of any claim of Tenant,
         (ii) to lease the Premises to a tenant whose proposed use, in Landlord's sole but bona fide judgment, would violate any restrictions by which Landlord is bound, (iii) to re-let the Premises before leasing other comparable vacant space in the Building, (iv) to lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) to enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner comparable to other tenants in the Building. In no event, however, shall Tenant's liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.

         In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid at the time of termination), Landlord may by written notice to Tenant, at any time within one (1) year after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, the discounted value (calculated using a discount factor equal to the then Prime Rate as published in the Wall Street Journal) of the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3      Remedies Cumulative. Any and all rights and remedies which Landlord may
         -------------------
         have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4      Landlord's Right to Cure Defaults. Landlord may, but shall not be
         ---------------------------------
         obligated to, cure, at any time after the expiration of the applicable grace period under Section 8.1 (but without notice in any emergency situation to prevent immediate or imminent forfeiture of Landlord's interest in the Premises or to prevent reasonably anticipated damage to the Building or injury to persons), any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with interest thereon at the rate of one (1%) percentage point over the then Prime Rate as published in the Wall Street Journal (the "Interest Rate") from the date of payment by Landlord to the date of payment by Tenant.

8.5      Effect of Waivers of Default. Any consent or permission by either party
         ----------------------------
         to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6      No Waiver, etc. The failure of either party to seek redress for
         --------------
         violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7      No Accord and Satisfaction. No acceptance by Landlord of a lesser sum
         --------------------------
         than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.


                                    ARTICLE 9
                                    ---------

                           Rights of Mortgage Holders
                           --------------------------

9.1      Rights of Mortgage Holders. The word "mortgage" as used herein includes
         ---------------------------
         mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2      Lease Superior or Subordinate to Mortgages. It is agreed that the
         -------------------------------------------
         rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided, however, that as a condition to the subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant agrees it will, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord agrees to obtain from its current lender an agreement that the possession of Tenant will not be disturbed so long as Tenant is not in default hereunder. Landlord agrees to obtain from any future lenders, and to use reasonable efforts to obtain from its current lender, an agreement that the proceeds of insurance will be released to Landlord for Landlord's Restoration Work, unless this Lease is otherwise terminated in accordance with the provisions hereof.

                                   ARTICLE 10
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

10.1     Notices from One Party to the Other. All notices required or permitted
         -----------------------------------
         hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, certified mail, return receipt requested, or when delivered to such address by hand.

10.2     Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and
         ----------------
         performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord or by paramount or adverse title, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right, without the same constituting a breach of Landlord's covenant of quiet enjoyment, to make such changes, alterations, additions, improvements repairs or replacements in or to the Premises as Landlord may deem necessary or desirable, provided, further, however, that there shall be no unreasonable interference with Tenant's use of the Premises, or deprivation of reasonable access thereto, or which jeopardizes the security of the Premises for the conduct of Tenant's business.

10.3     Lease not to be Recorded. Tenant agrees that it will not record this
         ------------------------
         Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4     Limitation of Landlord's Liability. The term "Landlord" as used in this
         ----------------------------------
         Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Land, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Premises and in the rents, issues and profits thereof or the proceeds of insurance or taking, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5     Acts of God. In any case where either party hereto is required to do
         -----------
         any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay. The foregoing shall not extend the time periods after which Tenant may terminate this Lease pursuant to Section 7.2 or exercise self-help pursuant to Section 10.12 for more than ninety (90) days.

10.6     Landlord's Default. Landlord shall not be deemed to be in default in
         ------------------
         the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7     Brokerage. Tenant warrants and represents that it has dealt with no
         ---------
         broker in connection with the consummation of this Lease, other than Spaulding & Slye, Insignia/ESG and Nordblom Company (collectively, the "Brokers"), and in the event of any brokerage claims, other than by the Brokers, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10.8     Applicable Law and Construction. This Lease shall be governed by and
         -------------------------------
         construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9     Landlord's Representations. A. Landlord represents to Tenant to the
         --------------------------
         best of Landlord's knowledge and belief that, except as may be disclosed in that certain environmental report prepared by Haley & Aldrich dated September, 1999 (the "Haley & Aldrich Report"), as of the Date of this Lease (i) no hazardous or toxic materials or substances (including, without limitation, asbestos) are present in, on, under or at the Premises, the Building or the Land in violation of laws, nor has there been a release of the same, in, on, under or at the Premises, the Building or the Land; (ii) no investigative order, settlement, agreement, enforcement order or litigation with respect to hazardous or toxic materials or substances is proposed, threatened, anticipated or in existence with respect to the Premises, the Building or the Land; and (iii) no notice, demand, claim, citation, complaint, request for information or similar communication has been received by Landlord with respect to hazardous or toxic materials or substances in, on, under or at the Premises, the Building or the Land. Tenant hereby acknowledges and confirms its receipt of the Haley & Aldrich Report.

                  B. Landlord represents to Tenant that as of the Date of this Lease (i) the Building has not been constructed in violation of any applicable laws, codes, ordinances and regulations; (ii) the existing electrical and plumbing systems, the existing heating, ventilating and air conditioning systems (the "hvac facilities"), the elevators and other existing mechanical systems in the Building are in good working order and condition; (iii) the Premises are served by water, sewer, electricity and other utilities sufficient for general office use; and
         (iv) the hvac facilities are of sufficient capacity for general office use by the number of persons which the Building was designed to accommodate.

                  C. Landlord makes no other representations to Tenant other than the representations specifically contained in subparagraphs A and B of this Section 10.9.

10.10    Entire Agreement. This Lease contains all of the agreements between the
         ----------------
         parties hereto, and there are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may not be modified in any manner other than by agreement in writing signed by both Landlord and Tenant.

10.11    Guaranty. The obligations of Tenant under this Lease are guaranteed by
         --------
         Guarantor pursuant to the provisions of that Guaranty of even date herewith.

10.12    Tenant's Self-Help. Tenant may, but shall not be obligated to, cure,
         ------------------
         after thirty (30) days' prior written notice (or without notice in an emergency), any default by Landlord under this Lease that is materially detrimental to Tenant's business not to have cured, and whenever Tenant so elects, all costs and expenses incurred by Tenant in curing a default shall be paid by Landlord to Tenant on demand; provided, however, that Tenant shall indemnify Landlord against any damage to the Building resulting from Tenant's effecting such cure. However, if Landlord has undertaken to cure the default in question and is proceeding with diligence, but has been unable to fully complete such cure by the expiration of thirty (30) days from Tenant's notice as aforesaid, Landlord shall be afforded a reasonable time thereafter in which to complete its curative efforts before Tenant may effect a cure. For the purposes of this Section 10.12, the phrase "reasonable time" shall mean an additional period of time reasonably determined by Landlord given the nature of the default and the steps reasonably necessary to rectify the same, but not to exceed an additional sixty
         (60) days.

10.13    Cafeteria Equipment. The equipment currently installed and located in
         -------------------
         the Building cafeteria as of the Commencement Date is and will remain Landlord's property during the term and shall be called the "Existing Cafeteria Equipment" for the purposes of this Lease. All equipment and personal property (including replacements of the Existing Cafeteria Equipment) that may be installed or added to the cafeteria by Tenant after the Commencement Date shall be at Tenant's expense and deemed Tenant's personal property during the term hereof, and shall be called "Tenant's Cafeteria Equipment" for the purposes of this Lease. During the term, Tenant shall perform all repairs to the Existing Cafeteria Equipment and the Tenant's Cafeteria Equipment at its expense as necessary to keep them in good working order and condition pursuant to the applicable provisions of Section 6.1.3 of this Lease. At the expiration or earlier termination of this Lease, Tenant may remove the Tenant's Cafeteria Equipment (unless permanently affixed to the Premises) in accordance with the provisions of Section 6.1.9 hereof. Tenant shall not be required to remove the Existing Cafeteria Equipment.


         WITNESS the execution hereof under seal on the day and year first above written:

                                     Landlord:

                                     CROWNVIEW LLC

                                     By: Nordic Holdings III LLC, Manager


                                         By: /s/ Peter C. Nordblom
                                            -----------------------------------
                                             Peter C. Nordblom, Manager


                                         By: /s/ Ogden Hunnewell
                                            -----------------------------------
                                             Ogden Hunnewell, Manager


                                    Tenant:

                                    SSB REALTY LLC


                                    By: /s/ [ILLEGIBLE]
                                       -------------------------
                                    Its: President
                                        ------------------------

                                   EXHIBIT A

The land with the buildings thereon situated in Quincy, Norfolk County, Massachusetts and shown as Lot 13 on a plan entitled "Crown Colony Place, Quincy, MA, Subdivision Plan" dated March 29, 1988 by H. W. Moore Associates, Inc., Engineers and Planners, Boston, MA ("Lot 13" and the "Plan" respectively) recorded with Norfolk County Registry of Deeds ("Deeds") as Plan No. 530 of 1988 in Plan Book 368.

Beginning at a point on the Southwesterly side of Crown Colony Drive, being the Northerly corner of said Lot 13 and thence running.

Southeasterly and Easterly by Crown Colony Drive by a line curving to the left having a radius of 645.00 feet, a distance of 647.03 feet; thence turning and running

South 00 degrees 51' 42" East 19.46 feet; thence continuing

Southeasterly and Easterly by a line turning to the left having a radius of
385.00 feet, a distance of 221.09 feet; thence continuing

South 33 degrees 45' 52" East 324.95 feet; thence turning and running

South 67 degrees 32' 52" West 234.04 feet; thence turning and running

North 75 degrees 21' 07" West 88.44 feet; thence turning and running

North 26 degrees 42' 08" West 93.47 feet; thence turning and running

North 49 degrees 49' 37" West 79.83 feet; thence continuing

North 74 degrees 25' 51" West 135.99 feet; thence continuing

North 74 degrees 12' 41" West 150.68 feet; thence continuing

North 53 degrees 41' 24" West 284.55 feet; thence turning and running

North 86 degrees 03' 17" West 66.86 feet; thence continuing

South 63 degrees 43' 53" West 69.14 feet; thence turning and running

North 45 degrees 00' 00" West 91.92 feet; thence turning and running

North 05 degrees 44' 20" East 229.44 feet; thence turning and running

North 50 degrees 46' 37" East 411.62 feet to the point of beginning, the last fifteen course being by Lot 1 as shown on the Plan.

Said Lot 13 being a subdivision of Lot 1 as shown on a plan untitled "Subdivision Plan of Land 'Crown Colony Place' Quincy, MA" dated May 18, 1987 by Harry R. Feldman, Inc. recorded as Plan No. 53 of 1988 in Plan Book 3654.

Appurtenant Rights

All the rights and easements for the benefit of Owners in Crown Colony Place set forth in a Declaration of Covenants, Restrictions, Development Standard and Easements ("Declaration of Covenants") for Crown Colony Place by Crown Colony Realty Corp., as Trustee of Presidents' Plaza Realty Trust dated October 10, 1986 recorded in Book 7281, Page 352 and filed as Document No. 503941, as amended by First Amendment to Declaration of Covenants, Restrictions, Development Standards and Easements dated October 30, 1987 recorded in Book 7864, Page 493 and filed as Document No. 538949, as amended by Second Amendment to Declaration of Covenants, Restrictions, Development Standards and Easements dated as of February 4, 1988 recorded in Book 7978, Page 368 and filed as Document No. 545752, as amended by Succession Developer under Declaration of Covenants, Restrictions, Development Standards and Easements dated January 21, 1988 and recorded in Book 7864, Page 501 and filed as Document No. 538953 and as modified by Easement Relocation Instrument dated May 26, 1988, recorded in Book 7978, Page 466 and filed as Document No. 545753 as affected by Design Review Decision dated May 26, 1988, recorded May 27, 1989 in Book 7978, Page 443, as affected by Confirmation of Easement Locations dated June 9, 1988 and filed as Document No. 550330 and recorded in Book 8066, Page 271 as amended by Third Amendment to Declaration of Covenants, Restrictions, Development Standards and Easements dated July 11, 1988 filed as Document No. 550331 and recorded in Book 8066, Page 279 as affected by a Certificate of Compliance dated September 21, 1989 recorded October 5, 1989 in Book 8451, Page 543 and as further affected by an Estopple Certificate dated as of September 21, 1989 recorded October 5, 1989 in Book 8451, Page 541 as amended by Fourth Amendment to Declaration of Covenants, Restrictions, Development Standards and Easement dated June 29, 1989, recorded October 5, 1989 in Book 8451, Page 423 and filed as Document No. 575918, and as amended by Fifth Amendment to Declaration of Covenants Restrictions Development Standards and Easements dated as of September 21, 1989 recorded October 5, 1989 in Book 8451, Page 430 and filed as Document No. 575919.

The right in common with Quincy One Associates Limited Partnership, and its successors and assigns, to lay, construct, reconstruct, repair, replace, operate, maintain, install and use water and sewer pipes, electric and telephone utility lines, and other utility lines or pipes, underground within the arc shown on the Plan as "Utility Easement Area = 2,457 S.F. - ,056 A.C." as set forth in a deed from Quincy One Associates Limited Partnership to Edward A. Fish, et als, dated May 26, 1988 recorded with said Deeds on May 27, 1988 as Instrument No. 42521 Book 7978 Page 376.

Rights reserved for the benefit of "Grantor's Other Land" in deed dated March 5, 1985 from Crown Colony Realty Corp, as Trustee of President's Plaza Realty Trust to K. Prescott Low, as Trustee of Low Realty Trust, recorded in Book 6633, Page 320 and filed as Document No. 464286.

Rights granted in deed from K. Prescott Low, as Trustee of Low Realty Trust, to Crown Colony Realty Corp., as Trustee of President's Plaza Realty Trust dated March 5, 1985 recorded in Book 6633, Page 310.

Easements granted in an Easement Agreement between Quincy One Associates Limited Partnership and 1200 Crown Colony Limited Partnership, dated June 19, 1991 recorded in Book 8961, Page 515.

All other rights and easements which may be appurtenant to Lot 13.

For title see deed recorded with Norfolk Registry of Deeds in Book 13785, Page 405 and filed with the Northfolk Land Registration Office as Document No. 142271.